                                                                   EXHIBIT 99.1

NEWS

CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
533 South Fremont Avenue
Los Angeles, CA 90071
(213) 613-3123
TRADED: NYSE:CBG

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
                              AT THE FINANCIAL RELATIONS
AT THE COMPANY                BOARD
Cary Brazeman                 Karen Taylor                  Stephanie Mishra
Corporate Communications      General Information           Investor/Analyst Contact
(213) 613-3227                (310) 442-0599                (415) 986-1591
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FOR IMMEDIATE RELEASE
MAY 1, 1998

               CB COMMERCIAL ANNOUNCES PROPOSED PUBLIC OFFERING

  Los Angeles, CA, May 1, 1998--CB Commercial Real Estate Services Group, Inc. (NYSE:CBG) today announced that next week it plans to file with the Securities and Exchange Commission a prospectus supplement to the company's omnibus shelf registration statement in conjunction with a proposed offering of $200 million aggregate principal amount of Senior Subordinated Notes due 2008.

  The underwriters for the offering are Merrill Lynch & Co., BancAmerica Robertson Stephens and Nationsbanc Montgomery Securities. The company intends to consummate this new financing in May 1998.

  CB Commercial, headquartered in Los Angeles with over 8,000 employees worldwide, serves real estate owners, investors and occupiers through over 200 principal offices in 29 countries. Services include property sales and leasing, investment property acquisitions and dispositions, property management, corporate advisory services and facilities management, development advisory, mortgage banking, investment management, capital markets, appraisal/valuation and market research.

  When available, copies of the prospectus and prospectus supplement may be obtained from either Merrill Lynch & Co., 250 Vesey Street, New York, NY 10281, (212) 449-1000, BancAmerica Robertson Stephens, 231 South LaSalle Street, 18th Floor, Chicago, IL 60697, (312) 828-7406, or Nationsbanc Montgomery Securities, 600 Montgomery Street, San Francisco, CA 94111, (415) 627-2000.

  This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve known or unknown risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

  For more information on CB Richard Ellis (via facsimile and at no cost), simply call 1-800-PRO-INFO and dial client code "CBG." If you are calling from outside the United States, please dial 908-544-2850.

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